Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Oculus Innovative Sciences, Inc. (the “Company”) on Form S-3, (File No. 333-195554), Form S-3 (File No. 333-177462), Form S-3 (File No. 333-171411), Form S-8 (File No. 333-205171), Form S-8 (File No. 333-171412), Form S-8 (File No. 333-141017), Form S-8 (File No. 333-182263), Form S-8 (File No. 333-195530), Form S-8 (File No. 333-194314) and Form S-8 (File No. 333-163988) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated June 21, 2016 with respect to our audits of the consolidated financial statements of Oculus Innovative Sciences, Inc. and Subsidiaries as of March 31, 2016 and 2015 and for the years then ended, which report is included in this Annual Report on Form 10-K of Oculus Innovative Sciences, Inc. for the year ended March 31, 2016.

/s/ Marcum LLP

Marcum LLP

New York, NY

June 21, 2016